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                                                                    EXHIBIT 8.2

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


                               February 24, 1999






WRITER'S DIRECT DIAL                                             OUR FILE NUMBER
(202) 955-8500                                                     46223-00001


James Hardie N.V.
World Trade Center
Strawinskylaan 749
1077 XX Amsterdam
The Netherlands


Gentlemen:

        You have requested our opinion regarding certain United States federal income tax consequences of an investment in the shares of Common Stock (the "Shares") of James Hardie N.V., a Netherlands corporation (the "Company"), acquired pursuant to an initial public offering (the "Offering") of the Shares in the United States.

        In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form F-1 dated February 24, 1999, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (such Registration Statement being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

        The terms of the Offering, which are set forth in the Registration Statement, are incorporated herein by reference.

        Based upon the terms of the Offering, as set forth in the Registration Statement, we confirm that the statements set forth under the heading "Taxation -- United States Taxation" in the Registration Statement, to the extent that they constitute matters of United States law,


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February 24, 1999
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summaries of United States legal matters or United States legal conclusions, constitute our opinion.

        The foregoing opinion does not address whether the Company is or will become a "foreign personal holding company" or a "passive foreign investment company" for U.S. tax purposes. The foregoing opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

        We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.


                                            Very truly yours,


                                            /s/ GIBSON, DUNN & CRUTCHER LLP
                                            -----------------------------------
                                            Gibson, Dunn & Crutcher LLP